Exhibit 5.1

Letterhead of Morgan, Lewis & Bockius LLP

August 24, 2016

MEI Pharma, Inc.

11975 El Camino Real, Suite 101

San Diego, California 92130

Re: MEI Pharma, Inc. 2008 Stock Omnibus Equity Compensation Plan

Ladies and Gentlemen:

We have acted as counsel to MEI Pharma, Inc., a Delaware corporation (the “Company”), in connection with the filing of a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission (the “SEC”). This Registration Statement relates to the registration of 2,750,000 shares of common stock, par value $0.00000002 per share (the “Common Stock”) under the MEI Pharma, Inc. Amended and Restated 2008 Stock Omnibus Equity Compensation Plan (the “Plan”).

In connection with this opinion letter, we have examined the Registration Statement and originals, or copies certified or otherwise identified to our satisfaction, of the Restated Certificate of Incorporation and Amended and Restated By-Laws of the Company and such other documents, records and other instruments as we have deemed appropriate for purposes of the opinion set forth herein. In such examinations we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies and the authenticity of the originals of all copies.

Based on the foregoing, we are of the opinion that such shares of Common Stock being registered pursuant to the Registration Statement to be issued under the Plan have been duly authorized and, if and when issued and paid for in full in accordance with the Plan as contemplated by the Registration Statement, will be validly issued, fully paid and non-assessable.

This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, to any other matters relating to the Company or the Common Stock.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not admit that we are acting within the category of persons whose consent is required under the provisions of the Securities Act or the rules or regulations of the SEC thereunder.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP